UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC 20549
FORM 8-K
CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 9, 2015
ASTEC INDUSTRIES, INC.
 (Exact Name of Registrant as Specified in Its Charter)
Tennessee
 (State or Other Jurisdiction of Incorporation)
0-14714 (Commission File Number)	62-0873631 (IRS Employer Identification No.)
1725 Shepherd Road, Chattanooga, Tennessee (Address of Principal Executive Offices)	37421 (Zip Code)
(423) 899-5898
 (Registrant's Telephone Number, Including Area Code)
N/A
 (Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.
On December 16, 2014, Astec Industries, Inc. ("Astec") filed with the Securities and Exchange Commission a current report on Form 8-K disclosing that it had dismissed Ernst & Young LLP ("E&Y") from the role of independent registered accounting firm for Astec, to be effective upon completion by E&Y of its audit of the Company's consolidated financial statements as and for the year ending December 31, 2014 and the effectiveness of the Company's internal control over financial reporting as of December 31, 2014 and all other procedures related to filing Astec's Annual Report on Form 10-K for the fiscal year ended December 31, 2014.
On January 9, 2015, the Audit Committee of Astec engaged KPMG LLP ("KPMG") as the new independent registered public accounting firm for Astec. During Astec's fiscal years ending December 31, 2013 and 2014, and the subsequent interim period from January 1, 2015 through January 9, 2015, Astec did not consult KPMG regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on Astec's consolidated financial statements, or (ii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or any reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 13, 2015	ASTEC INDUSTRIES, INC.

By: /s/ David C. Silvious David C. Silvious Chief Financial Officer